Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS Matt Schroeder (717) 214-8867	MEDIA Susan Henderson (717) 730-7766

or investor@riteaid.com

RITE AID PRICES OFFERING OF SENIOR UNSECURED NOTES IN CONNECTION WITH ITS ACQUISITION OF ENVISIONRX

CAMP HILL, Pa. (March 19, 2015) — Rite Aid Corporation (NYSE: RAD) announced today the terms of an offering of $1.8 billion aggregate principal amount of 6.125% senior unsecured notes due 2023 (the “Notes”).  Rite Aid intends to use the net proceeds of the offering, together with other available cash, to fund the cash portion of the consideration and related fees and expenses payable by Rite Aid to equity holders of Envision Pharmaceutical Services (“EnvisionRx”) upon closing of Rite Aid’s previously announced acquisition of EnvisionRx. In the event the acquisition is not completed, Rite Aid has the ability to use the net proceeds to refinance certain of its existing indebtedness or to redeem the Notes.

Rite Aid also announced today that the U.S. Federal Trade Commission (FTC) granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act), effective as of March 9, 2015, with respect to Rite Aid’s pending acquisition of EnvisionRx. The early termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the pending acquisition, which remains subject to  regulatory approvals and other customary closing conditions. The acquisition is expected to close by September 2015.

The offering is expected to close on April 2, 2015, subject to customary closing conditions. The offering of the Notes is not conditioned upon the completion of the acquisition. There can be no assurance that the acquisition will be completed on the terms described herein or at all.

The Notes and the related subsidiary guarantees will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.  The Notes and the related subsidiary guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Rite Aid is one of the nation’s leading drugstore chains with 4,570 stores in 31 states and the District of Columbia and fiscal 2014 annual revenues of $25.5 billion.

FORWARD-LOOKING STATEMENTS

Statements, including those regarding the impact of the transaction contemplated hereby on Rite Aid’s future financial performance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, Rite Aid’s ability to complete the acquisition of EnvisionRx and realize the benefits of the transaction, EnvisionRx’s ability to meet its projected 2015 revenue and EBITDA targets, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market, industry and competitive conditions, the risk that EnvisionRx’s business will not be successfully integrated with Rite Aid’s business, costs associated with the merger, delays and other matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction, risks associated with the financing of the transaction, other events that could adversely impact the completion of the transaction, our ability to improve the operating performance of our stores in accordance with our long term strategy, the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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